EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) and related Prospectuses pertaining to PacifiCare Health Systems, Inc.’s 1996 Stock Option Plan for Officers and Key Employees, as amended, Amended and Restated 1996 Non-Officer Directors Stock Option Plan, as amended, 1997 Premium Priced Stock Option Plan, as amended, Third Amended and Restated PacifiCare Health Systems, Inc. Non-Qualified Deferred Compensation Plan, Second Amended and Restated PacifiCare Health Systems, Inc. Statutory Restoration Plan, 2001 Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, as amended, 2000 Employee Plan, as amended, Amended and Restated 2000 Non-Employee Directors Stock Plan, as amended, and 2001 Employee Stock Purchase Plan; in the Registration Statement (Amendment No. 1 to Form S-3 number 333-74812) and related Prospectus, the Registration Statement (Form S-4 number 333-91704) and related Prospectus, the Registration Statement (Form S-4 number 333-102909) and related Prospectus, and the Registration Statement (Form S-3 number 333-107891) and related Prospectus of PacifiCare Health Systems, Inc. of our report dated January 30, 2004 with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Irvine, California
March 1, 2004